Exhibit 99.1

               CAVIT SCIENCES, INC. ANNOUNCES FINANCING AGREEMENTS

     DELRAY BEACH, FL, NOVEMBER 30, 2007--CAVIT SCIENCES, INC. ("Cavit") (OTCBB:
CVIT) announced that it has disclosed in a Form 8-K, that on November 29, 2007, it executed two Common Stock Purchase Agreements.

As part of the financing, Cavit has begun to receive funding of $500,000 through the sale of its common stock to Vision International Enterprises, S.A. and Isthmus Investments Management S.A. ("Investors"). In addition, Cavit will issue the Investors common stock purchase warrants to purchase additional shares at exercise prices ranging from $.40 to $3.00 per share. The Agreements and terms are available on Cavit's Form 8-K.

With the execution of Cavit's business plan and future operations ensured, this financing allows the Company to initiate the successful commercialization of its products and aggressively proceed forward.. Product information and updates will soon be available on Cavit's website.

Cavit Sciences, Inc. ("Cavit") is a biotechnology company engaged in developing treatments and prevention for cancer, viral infections, opportunistic infections, related diseases and the immune system. Additional information regarding our drug development, supplement line and Company information is available on the Company's website at: www.cavitsciences.com

Statements contained herein that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934, that are subject to a variety of risks and uncertainties. There are a number of important factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements made by Cavit. These factors include, but are not limited to: (i) the ability of Cavit to successfully raise financing, (ii) the ability of Cavit to finalize its manufacturing and distribution facilities, and (iii) the ability of Cavit to successfully commercialize its products in certain markets. Additional factors that would cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in Cavit's filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" for Cavit on Form 10K-SB filed on April 12, 2007 and its subsequently filed Forms 10-QSB.

CONTACT:
Colm J. King, CEO (561) 278-7856
Cavit Sciences, Inc. www.cavitsciences.com